DISTRIBUTION AGREEMENT

This Agreement, made as of May 1, 2007, by and among Skyhawk Funds Trust, a Delaware corporation (the "Fund"), Skyhawk Capital Management, LLC, a Delaware trust (the “Adviser”), and Unified Financial Securities, Inc., an Indiana corporation (the "Distributor").

WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

WHEREAS, the Adviser serves as the investment adviser to the Fund; and

WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, the Fund, the Adviser and the Distributor are desirous of entering into an agreement providing for the distribution by the Distributor of shares of beneficial interest (the "Shares") of each series or share class of shares of the Fund (the "Series");

NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

1.

Appointment.

The Fund hereby appoints the Distributor as its agent for the distribution of the Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement.  While this Agreement is in force, the Fund shall not sell any Shares except on the terms set forth in this Agreement.  Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

2.  Sale and Repurchase of Shares.

(a)

The Distributor will have the right, as agent for the Fund, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Fund's effective Registration Statement on Form N-1A under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement").  Upon receipt of an order to purchase Shares from a dealer with whom the Distributor has a dealer agreement, the Distributor will promptly cause such order to be filled by the Fund.

(b)

The Distributor will also have the right, as agent for the Fund, to sell such Shares to the public against orders therefor at the public offering price.

(c)

The Distributor will also have the right to take, as agent for the Fund, all actions which, in the Distributor's reasonable judgment, are necessary to carry into effect the distribution of the Shares.

(d)

The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the SEC promulgated thereunder.  In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD.

(e)

The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement.  The net asset value of the Shares of each Series shall be calculated by the Fund or by another entity on behalf of the Fund.  The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

(f)

On every sale, the Fund shall receive the applicable net asset value of the Shares promptly in accordance with the provisions of the Registration Statement.

(g)

Upon receipt of purchase instructions, the Distributor will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

(h)

Nothing in this Agreement shall prevent the Distributor or any affiliated person (as defined in the Act) of the Distributor from acting as the Distributor or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict the Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that the Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

(i)

The Distributor, as agent of and for the account of the Fund, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

(j)

The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of any 12b-1 payments received by the Distributor.

(k)

The Distributor agrees to advise the Trust promptly in writing of the initiation of any proceedings against it by the SEC or its staff, the NASD or any state regulatory authority.

(l)

The Distributor shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads to ensure compliance with applicable NASD rules.

(m)

The Distributor, with the operational assistance of the Fund’s transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation’s Fund/SERV System.

3.

Sale of Shares by the Fund.

The Fund reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.

Basis of Sale of Shares.

The Distributor does not agree to sell any specific number of Shares.  The Distributor, as agent for the Fund, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.

Rules of NASD, etc.

(a)

The Distributor will conform to the Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

(b)

The Distributor will require each dealer with whom the Distributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither the Distributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

(c)

The Fund agrees to furnish to the Distributor sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for the Distributor, on behalf of the Fund, to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

(d)

The Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

The Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information.  Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Fund to the Distributor in reasonable quantities upon request.

(e)

The Distributor has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Trust and the Adviser if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (iv) will promptly remedy any material deficiency of which it learns.

6.

Records to be Supplied by the Fund.

The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent public accountants.

7.

Fees and Expenses.

(a)

As compensation for the services rendered to the Fund pursuant to this Agreement the Fund, or if the Fund is not permitted by law to pay such expenses, the Adviser, shall pay the Distributor fees determined as set forth on Exhibit A to this Agreement.  The Fund will not bear any costs or expenses incurred with respect to distribution of shares except to the extent the Fund is permitted to do so by applicable law.    Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice.  Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable upon the date of termination of this Agreement.

(b)

In the performance of its obligations under this Agreement, the Distributor will pay the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining relationships with the dealers selling the Shares.  The Distributor shall be compensated for reasonable out-of-pocket expenses incurred by the Distributor in performing its duties hereunder.  Such costs will be paid by the Fund (except to the extent the Fund is not permitted to do so by applicable law, in which case such costs will be paid by the Adviser in accordance with agreements between the Fund and the Distributor as permitted by applicable laws, including the Act and rules and regulations promulgated thereunder.

(c)

The Distributor may from time to time employ or associate with such person or persons as may be appropriate to assist the Distributor in the performance of this Agreement.  Such person or persons may be officers and employees who are employed or designated as officers by both the Distributor and the Fund.  The Distributor shall pay the compensation of such person or persons for such employment and no obligation will be incurred by or on behalf of the Fund in such respect.

 (d)

The Distributor will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month payable by the Adviser or the Fund hereunder.  Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by U.S. Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid to the Distributor by the party responsible for payment of such charges.

8.

Indemnification of the Fund.

The Distributor agrees to indemnify and hold harmless the Fund and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of the Fund against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Fund.  The Distributor likewise agrees to indemnify and hold harmless the Fund and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the Distributor's failure to .exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with the Distributor's consent.  The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or each such person may be entitled as a matter of law.

9.

Indemnification of the Distributor.

The Fund agrees to indemnify and hold harmless the Distributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of the Distributor (“Distributor Indemnitees”) against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of the Distributor's duties or from the reckless disregard by any of such persons of the Distributor's obligations and duties under this Agreement, for all of which exceptions the Distributor shall be liable to the Fund.  The Fund will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Fund may be asked to indemnify the Distributor or any other person or hold the Distributor or any other person harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Distributor will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund.  The Fund shall have the option to defend the Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Distributor, and thereupon the Fund shall take over complete defense of the claim, and neither the Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9.  The Distributor shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Distributor or any such person except with the Fund's written consent.

10.

Termination and Amendment of this Agreement.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment.  This Agreement may be amended only if such amendment is approved (i) by the Distributor, (ii) by the Adviser, (iii) either by action of the Board of Trustees of the Fund or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iv) by a majority of the Trustees of the Fund who are not interested persons of the Fund, of the Adviser or of the Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

Any of the Fund, the Adviser or the Distributor may at any time terminate this Agreement on sixty (60) days written notice delivered or mailed by registered mail, postage prepaid, to the other parties.

11.

Effective Period of this Agreement.

This Agreement shall take effect on the date referenced above, and shall remain in full force and effect for a period of two (2) years from the date of its effectiveness (unless terminated as set forth in Paragraph 10), and from year to year thereafter, subject to annual approval (i) by the Distributor, (ii) by the Adviser, (iii) by the Board of Trustees of the Fund or a vote of a majority of the outstanding Shares, and (iv) by a majority of the Trustees of the Fund who are not interested persons of the Fund, of the Adviser, or of the Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

12.

New Series.

The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Fund established during the initial or renewal term of this Agreement.

13.

Successor Investment Fund.

Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of reorganization, recapitalization or change of domicile.

14.

Limitation of Liability.

It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the trust property of the Fund.  The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund.

15.

Severability.

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.

Questions of Interpretation.

(a)

This Agreement shall be governed by the laws of the State of Indiana.

(b)

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act.  In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.

Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties, with a copy to the Fund’s counsel, at such address as such other parties may designate for the receipt of such notice.  Such notice will be effective upon receipt.  Until further notice to the other parties, it is agreed that the address of each party for this purpose shall be:

(a)

If to the Fund, to:

Skyhawk Funds Trust

6305 Humphreys Blvd., Suite 104

Memphis, TN  38120

Attn:  President

(b)

If to the Adviser, to:

Skyhawk Capital Management, LLC

6305 Humphreys Blvd., Suite 104

Memphis, TN  38120

Attn: President

(c)

If to the Distributor, to:

Unified Financial Securities, Inc.

431 North Pennsylvania Street

Indianapolis, IN  46204

Attn:  President

18.

Execution.   This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument

19.

Miscellaneous Provisions.

(a)  The Distributor agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund and prior, present or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Fund.  Records and other information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information that was already in the possession of the Distributor prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph.  Further, the Distributor will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, the Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.

(b)  The Distributor shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder.  The Distributor agrees that all such records prepared or maintained by the Distributor relating to the services to be performed by the Distributor hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund or its designee on and in accordance with its request.

This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

IN WITNESS WHEREOF, the Fund, the Adviser and the Distributor have each caused this Agreement to be signed in triplicate on their behalf, all as of the day and year first above written.

SKYHAWK FUNDS TRUST

By:

s/Eric F. Crigler

    Date___5/11/07_______

Print Name:

   Eric F. Crigler

Title:

President

Attest:

SKYHAWK CAPITAL MANAGEMENT, LLC

By:

s/ Eric F. Crigler

    Date____5/11/07______

Print Name:

  Eric F. Crigler

Title:

President

Attest:

UNIFIED FINANCIAL SECURITIES, INC.

By:

s/Eric McKenzie

    Date__5/21/07________

Print Name:

Eric McKenzie

Title:

Vice President

Attest:

Unified Financial Securities, Inc.

02/28/2007

Skyhawk Funds Trust - #

EXHIBIT A DISTRIBUTION FEE SCHEDULE
The prices contained herein are effective for twelve months from the execution date of the Distribution Agreement.
I Standard Fees

.0005% of the assets under management with an overriding minimum of $6,000 per year per Mutual Fund. Fees are billed on a monthly basis.

II Additional Services

Sales literature and document review (including websites)	- $100 per hour, plus NASD filing fees.

NASD and other filing fees	- Pass thru

Travel Expenses and Out-of-Pockets	- Pass thru

Employee representative licensing	- $200 per month per representative, plus NASD licensing/registration fees